Exhibit 99.5

ITEM 15. EXHIBITS, FINANCIAL STATEMENT SCHEDULES
(a) The following documents are filed as part of this Form 8-K.
(1) Financial Statements:

(a)	Page numbers listed herein refer to the respective pages in Exhibit 99.4 attached to this Form 8-K.

(2) Financial Statement Schedule:
SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

		Additions
	Balance at Beginning of Period	Charged to Costs and Expenses	Deductions	Other Activity	Balance at End of Period
	(in millions)
December 31, 2014:
Allowance for doubtful accounts (a)	$60	$10	$(5)	$(44)	$21
Tax valuation allowance (b)	$642	$187	$(15)	$(67)	$747
December 31, 2013:
Allowance for doubtful accounts	$61	$7	$(9)	$1	$60
Tax valuation allowance (b)	$502	$125	$(17)	$32	$642
December 31, 2012:
Allowance for doubtful accounts	$68	$20	$(27)	$—	$61
Tax valuation allowance (b)	$472	$32	$(42)	$40	$502

(a)	Other Activity primarily represents the reclassification of balances related to billing adjustments to accounts receivable.

(b)	Additions Charged to Costs and Expenses are primarily related to taxable losses for which the tax benefit has been reserved.
The other schedules have been omitted because they are not applicable, not required or the information to be set forth therein is included in the Consolidated Financial Statements or notes thereto.

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